Exhibit 10.1

LIMITED WAIVER AND AMENDMENT NO. 2 TO

LOAN AND SECURITY AGREEMENT

This Limited Waiver and Amendment No. 2 to Loan and Security Agreement (this “Amendment”) dated as of August 7, 2020, is by and between MOBIVITY, INC., a Nevada corporation (“Borrower”) and WINTRUST BANK, N.A., a national banking association (formerly known as Wintrust Bank, an Illinois state chartered bank) (together with its successors and assigns, “Bank”).

RECITALS

A. Borrower and Bank are parties to that certain Loan and Security Agreement dated as of November 14, 2018, as amended by that certain Limited Waiver and Amendment No. 1 to Loan and Security Agreement, dated as of April 7, 2020 (as so amended, and as the same may hereafter be further amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”).

B. Borrower and Bank desire to amend the Loan Agreement, in each case in accordance with and subject to the terms and conditions set forth herein.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto (intending to be legally bound) hereby agree as follows:

1. Definitions. Terms capitalized herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement, as amended hereby.

2. Limited Waiver.

(a) Borrower has informed Bank that for the testing periods that ended as of March 31, 2020 and June 30, 2020, Borrower’s Fixed Charge Coverage Ratio was less than 1.20 to 1.00 as required pursuant to Section 6.7(a) of the Loan Agreement (each, a “FCCR Default” and together the “FCCR Defaults”).

(b) Borrower acknowledges that, as a result of the FCCR Defaults, an Event of Default has occurred as of March 31, 2020 and June 30, 2020 and is continuing under Section 8.2(a) of the Loan Agreement.

(c) Borrower therefore has requested that Bank waive the FCCR Defaults.

(d) Subject to the terms of this Amendment, Bank hereby waives the FCCR Defaults.

(e) The waiver, acknowledgments and agreements under this Section 2 shall be narrowly construed and will not extend to any other violations under, or default of, the Loan Agreement (including any failure by Borrower to comply with any financial covenants for any other fiscal period, or any other negative or affirmative covenant during any other period), nor shall the waiver under this Section 2 prejudice any rights or remedies which Bank may have or be entitled to with respect to any such other violations or defaults.

3. Amendments to Loan Agreement. Subject to the terms and conditions contained herein, Borrower and Bank hereby amend the Loan Agreement as follows:

(a) Section 6.2(b) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

(b) Quarterly A/R Aging Report. As soon as available, but no later than forty five (45) days after the last day of each fiscal quarter of Borrower commencing with the fiscal quarter ended June 30, 2020, a due date aging report for all Accounts owing to Borrower, substantially in the form attached hereto as Exhibit C.

(b) Section 6.2(d) of the Loan Agreement is hereby amended by deleting the clause “, and setting forth calculations of EBITDA” therefrom.

(c) Section 6.7(a) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

(a) Maximum Term Loan Balance. The outstanding balance of the Term Loan shall not exceed the sum of Borrower’s (x) Cash plus (y) eighty percent (80%) of Permitted Receivables, in each case as of the last day of each fiscal quarter of Borrower commencing with the fiscal quarter ended June 30, 2020.

(d) Section 13.1 of the Loan Agreement is hereby amended by inserting each of the following new capitalized terms, in appropriate alphabetical order, therein:

“Cash” means all “Cash” as identified on Borrower’s Quarterly Financial Statements delivered pursuant to Section 6.2(c) of the Loan Agreement.

“Permitted Receivables” means all Receivables identified in either the “0” or “1-30” columns of Borrower’s Quarterly A/R Aging Report delivered pursuant to Section 6.2(b) of the Loan Agreement.

“Receivables” means all Accounts identified as “Accounts receivable, net of allowance for doubtful accounts” on Borrower’s Quarterly Financial Statements delivered pursuant to Section 6.2(c) of the Loan Agreement.

(e) Exhibit B to the Loan Agreement is hereby amended and restated in its entirety as set forth on Exhibit A attached hereto.

(f) A new Exhibit C to the Loan Agreement is hereby added as set forth on Exhibit B attached hereto.

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4. Conditions Precedent to Limited Waiver and Amendment. The limited waiver contained in Section 2 above and the amendments contained in Section 3 above are subject to, and contingent upon, Bank receiving each of the following items, each in form and substance reasonably satisfactory to Bank, dated of even date herewith, unless waived in writing by Bank in its sole and absolute determination:

(a) a duly executed counterpart hereof signed by Borrower;

(b) certified copies of resolutions of Borrower’s Board (and, if applicable, shareholders) authorizing or ratifying the execution, delivery and performance by Borrower of this Amendment and any other instrument, agreement, modification, certificate, schedule, exhibit or document provided for herein (collectively, the “Transaction Documents”) to be executed, delivered and performed by Borrower, together with a certification of a Responsible Officer that Borrower’s Operating Documents have not changed in any respect since the versions previously provided to Bank;

(c) certificates of good standing and foreign qualification of Borrower (for the States of Nevada, Arizona and Illinois), certified by the applicable Secretary of State as of a recent date;

(d) the amount of Five Thousand and No/100 Dollars ($5,000) as a one-time, fully-earned, non-refundable covenant waiver fee; and

(e) the amount of all of the reasonable out-of-pocket costs and expenses of Bank (including, without limitation, the reasonable fees and out-of-pocket expenses of Bank’s outside counsel and its paralegals) incurred in connection with this Amendment and the Transaction Documents.

5. Representations and Warranties of Borrower. Borrower hereby represents and warrants to Bank, which representations and warranties shall survive the execution and delivery hereof, that on and as of the date hereof after giving effect to this Amendment:

(a) Borrower has the corporate power and authority to execute and deliver this Amendment and the Transaction Documents (and perform its obligations hereunder and thereunder). The execution, delivery and performance by Borrower of this Amendment and the Transaction Documents have been duly authorized by Borrower. This Amendment, the Transaction Documents and the Loan Agreement (as amended by this Amendment) each constitutes the legal, valid and binding obligation of Borrower and is enforceable against Borrower in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditor’s rights and remedies generally;

(b) The representations and warranties set forth in the Loan Agreement and in the other Loan Documents are true, correct and complete in all material respects on and as of the date hereof; provided, however, that such materiality qualifier is not applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof (including any Material Adverse Effect qualifier); and provided, further that those representations and warranties expressly referring to a specific date are true, accurate and complete in all material respects as of such date;

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(c) The execution, delivery and performance by Borrower of this Amendment and the Transaction Documents does not (i) conflict with any of Borrower’s Operating Documents, (ii) contravene, conflict with, constitute a default under or violate any material Requirement of Law, (iii) contravene, conflict or violate any applicable order, writ, judgment, injunction, decree, determination or award of any Governmental Authority by which Borrower or any of its Subsidiaries or any of their property or assets may be bound or affected which would reasonably be expected to result in material liability to Borrower, (iv) require any action by, filing, registration, or qualification with, or Governmental Approval from, any Governmental Authority (except such Governmental Approvals which have already been obtained and are in full force and effect), or (v) constitute an event of default under any material agreement by which Borrower is bound. Borrower is not in default under any agreement to which it is a party or by which it is bound in which the default would reasonably be expected to have a Material Adverse Effect; and

(d) Other than the FCCR Defaults, no Default or Event of Default has occurred and is continuing as of the date hereof or shall occur immediately after giving effect to this Amendment, and no event has occurred that has had or could reasonably be expected to have a Material Adverse Effect.

6. Reaffirmation; Reference to Loan Agreement; No Waiver.

(a) Reaffirmation. Borrower acknowledges and agrees that: (i) all of its Obligations and liabilities under the Loan Agreement, as amended hereby, are and shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment; and (ii) the first priority perfected security interests and Liens and rights in the collateral securing payment of the Obligations are hereby ratified and confirmed by Borrower in all respects (in each case, subject only to Permitted Liens).

(b) References. Upon the effectiveness of this Amendment, each reference in the Loan Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Loan Agreement, as amended hereby. The term “Loan Documents” as defined in Section 13.1 of the Loan Agreement shall include (in addition to the Loan Documents described in the Loan Agreement) this Amendment and the Transaction Documents.

(c) No Waiver. Bank’s failure, at any time or times hereafter, to require strict performance by Borrower of any provision or term of the Loan Agreement, this Amendment or the Loan Documents shall not waive, affect or diminish any right of Bank hereafter to demand strict compliance and performance herewith or therewith. Any suspension or waiver by Bank of a breach of this Amendment or any Default or Event of Default under the Loan Agreement shall not, except as expressly set forth in a writing signed by Bank, suspend, waive or affect any other breach of this Amendment or any Default or Event of Default under the Loan Agreement, whether the same is prior or subsequent thereto and whether of the same or of a different kind or character. None of the undertakings, agreements, warranties, covenants and representations of Borrower contained in this Amendment, shall be deemed to have been suspended or waived by Bank unless such suspension or waiver is (i) in writing and signed by Bank and (ii) delivered to Borrower. In no event shall Bank’s execution and delivery of this Amendment establish a course of dealing among Bank, Borrower or any other obligor, or in any other way obligate Bank to hereafter provide any consents, amendments or waivers with respect to the Loan Agreement. The terms and provisions of this Amendment shall be limited precisely as written and shall not be deemed (x) to be a consent to any amendment or modification of any other term, provision or condition of the Loan Agreement or of any of the Loan Documents (except as expressly provided herein); or (y) to prejudice any right or remedy which Bank may now have under or in connection with the Loan Agreement or any of the Loan Documents.

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(d) Full Force and Effect. Except as expressly provided herein, the Loan Agreement and all Loan Documents shall remain in full force and effect and are hereby ratified and confirmed in all respects.

7. Release.

(a) In consideration of, among other things, the limited waiver and amendments provided for herein, and for other good and valuable consideration, as of the date hereof, Borrower and its successors and permitted assigns and, to the extent the same is claimed by right of, through or under the above, for, to the furthest extent permitted by applicable law, its past, present and future employees, directors, managers, agents, representatives, officers, shareholders, members and affiliates (all of the foregoing collectively, with Borrower, the “Releasing Parties”), do hereby unconditionally, irrevocably and forever remise, satisfy, acquit, release and discharge Bank and any of its successors, assigns, and past, present and future officers, directors, shareholders, trustees, agents, employees, consultants, experts, advisors, attorneys, and other professionals and all other persons and entities to whom Bank would be liable if such persons or entities were found in any way to be liable to any of the Releasing Parties (collectively hereinafter the “Bank Parties”), from any and all manner of action and actions, cause and causes of action, claims, cross-claims, charges, demands, counterclaims, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, damages, judgments, liabilities, damages, expenses, executions, liens, claims of liens, claims of costs, disputes, proceedings, penalties, attorneys’ fees, or any other compensation, recovery or relief on account of any liability, obligation, demand or cause of action of whatever nature, whether in law, equity or otherwise (including, without limitation, those arising under 11 U.S.C. §§ 541-550 and interest or other carrying costs, penalties, legal, accounting and other professional fees and expenses, and incidental, consequential and punitive damages payable to third parties), whether known or unknown, fixed or contingent, joint and/or several, secured or unsecured, due or not due, primary or secondary, liquidated or unliquidated, contractual or tortious, direct, indirect, or derivative, asserted or unasserted, foreseen or unforeseen, suspected or unsuspected, existing as of the date hereof, heretofore existing or which may have heretofore accrued against any or all of the Bank Parties, whether held in a personal or representative capacity, and which are based on any act, fact, event, circumstance or omission or other matter, cause or thing occurring at or from any time prior to and including the date hereof in any way, directly or indirectly arising out of, connected with or relating to this Amendment, the Loan Agreement, the Collateral, the Obligations, or any other Loan Document and the transactions contemplated hereby and thereby. Borrower acknowledges that Bank is specifically relying upon the representations, warranties and agreements contained herein and that such representations, warranties and agreements constitute a material inducement to Bank in entering into this Amendment.

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(b) Borrower understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

(c) Borrower hereby knowingly, voluntarily, intentionally and expressly waives and relinquishes any and all rights and benefits that it may have as against Bank Parties under any law, rule or regulation of any jurisdiction that would have the effect of limiting the extent to which a general release extends to claims which a Bank Party or Releasing Party does not know or suspect to exist as of the date hereof. Borrower hereby acknowledges that the waiver set forth in the prior sentence was separately bargained for and that such waiver is an essential term and condition of this Amendment (and without which the limited waiver in Section 2 hereof and the amendments in Section 3 hereof would not have been given by Bank).

8. Successors and Assigns. This Amendment binds and is for the benefit of the successors and permitted assigns of each party hereto; provided, however, Borrower may not assign this Amendment or any rights or obligations under it without Bank’s prior written consent (which may be granted or withheld in Bank’s sole discretion).

9. Severability of Provisions. Whenever possible, each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Amendment.

10. Counterparts; Inconsistencies. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Amendment. A signature hereto sent or delivered by facsimile or other electronic transmission (including, without limitation, via .pdf) shall be as legally binding and enforceable as a signed original for all purposes. To the extent any terms or provisions contained in any other Loan Document are inconsistent or conflict with the terms and provisions of this Amendment, the terms and provisions of this Amendment shall control and govern.

11. CHOICE OF LAW, VENUE, AND JURY TRIAL WAIVER.

THIS AMENDMENT SHALL BE CONSTRUED IN ALL RESPECTS IN ACCORDANCE WITH, AND ENFORCED AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANY OTHER STATE.

Borrower and Bank each submit to the exclusive jurisdiction of the State and Federal courts in Cook County, Illinois; provided, however, that nothing in this Amendment shall be deemed to operate to preclude Bank from bringing suit or taking other legal action in any other jurisdiction to realize on the Collateral or any other security for the Obligations, or to enforce a judgment or other court order in favor of Bank. Borrower expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and Borrower hereby waives any objection that it may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court.

Borrower hereby waives personal service of the summons, complaints, and other process issued in such action or suit and agrees that service of such summons, complaints, and other process may be made by registered or certified mail addressed to Borrower at the address set forth in, or subsequently provided by Borrower in accordance with, Section 10 of the Loan Agreement and that service so made shall be deemed completed upon the earlier to occur of Borrower’s actual receipt thereof or three (3) days after deposit in the U.S. mail, proper postage prepaid.

TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, BORROWER AND BANK EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AMENDMENT, ANY OTHER LOAN DOCUMENT OR ANY CONTEMPLATED TRANSACTION HERETO OR THERETO, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS JURY TRIAL WAIVER WITH ITS RESPECTIVE COUNSEL.

[Signature Page Follows]

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IN WITNESS WHEREOF, the undersigned have duly executed this Limited Waiver and Amendment No. 2 to Loan and Security Agreement as of the day and year first above written.

BORROWER:

MOBIVITY, INC., a Nevada corporation

By	/s/ Lynn Tiscareno
Name:	Lynn Tiscareno
Title:	Chief Financial Officer

BANK:

WINTRUST BANK, N.A. (formerly known as Wintrust Bank)

By
Name:	Bailey Eastman Moore
Title:	Vice President

Signature Page to Limited Waiver and Amendment No. 2 to Loan and Security Agreement

EXHIBIT A TO AMENDMENT

EXHIBIT B

COMPLIANCE CERTIFICATE

TO:	WINTRUST BANK, N.A. (“Bank”)	Date: ____________________
FROM:	MOBIVITY, INC.

The undersigned authorized officer of MOBIVITY, INC. (“Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”):

(1) Borrower is in compliance for the period ending _______________ with all required covenants except as noted below; (2) there are no existing Defaults or Events of Default, other than as described herein; (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true and correct in all material respects as of such date; (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement; and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank.

Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes (other than, in the case of unaudited financial statements, for the lack of footnote disclosure or year-end audit adjustments). The undersigned acknowledges that no borrowings or other extensions of credit (including, without limitation, Treasury Management Services) may be requested at any time or date when a Default or an Event of Default exists, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement. A signature hereto sent or delivered by facsimile or other electronic transmission (including, without limitation, via .pdf) shall be as legally binding and enforceable as a signed original for all purposes.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

Quarterly financial statements with Compliance Certificate	Quarterly within 45 days	Yes No
Quarterly A/R Aging Report	Quarterly within 45 days	Yes No
Annual financial statement (CPA Audited)	FYE within 180 days	Yes No
Parent 10-Q, 10-K and 8-K	Within 5 days after filing with SEC	Yes No
Annual Budget	Prior to 30 days before start of fiscal year	Yes No
Board-approved projections	To the extent available and upon request of Bank	Yes No

Financial Covenant		Complies

Maintain at all times (measured and tested quarterly)*

Maximum Term Loan Balance
(1) Term Loan Balance	$
(2) Cash	$
(3) Permitted Receivables	$
(4) 80% of (3)	$
(5) Sum of (2) and (4)	$
Does (5) exceed (1)		Yes No

*As set forth in Section 6.7(a) of the Loan and Security Agreement

EXHIBIT B TO AMENDMENT

EXHIBIT C

QUARTERLY A/R AGING REPORT

Company Name:	Mobivity, Inc.
Report Name:	Customer Aging Report (USD - Exchange As Of [___])
As of Date:	[___]
Created On:	[___]
Location:	MFON—Mobivity, Inc.

Based on: Due Date		As of Date: 06/30/2020
Customer ID	Customer Name	Invoice	GL Posting Date	Invoice Date	Due Date	Txn Currency	Txn amount	Days aged	-0	1-30	31-60	61-90	91-120	121-	Total
[__]	[__]	[__]	[__]	[__]	[__]	USD	[__]	[__]	[__]	[__]	[__]	[__]	[__]	[__]	[__]
Total for [__]									[__]	[__]	[__]	[__]	[__]	[__]	[__]